Consent of Independent Registered Public Accounting Firm We consent to the use in this Pre-Effective Amendment to the Registration Statement on Form N-4 of our report dated March 29, 2021 relating to the financial statements of each of the investment divisions of Jackson National Separate Account – I indicated in our report, incorporated by reference herein, and to the reference under the heading “services” in the Statement of Additional Information. Chicago, Illinois July 29, 2021 KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436 KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

Consent of Independent Registered Public Accounting Firm Jackson National Life Insurance Company and Subsidiaries: We consent to the use of our report on the consolidated financial statements of Jackson National Life Insurance Company and Subsidiaries dated April 12, 2021, except for Note 2, and the correspondingly impacted portions of Notes 3, 4, 5, 6, 7, 8, 9, 13, 14, 15, and 22, and the correspondingly impacted supplemental schedules I, III, and V, as to which the date is July 16, 2021, included herein, and to the reference to our firm under the heading “Services” in the Statement of Additional Information, as part of the Pre-Effective Amendment to the Registration Statement on Form N-4. Our report refers to a restatement of the 2020, 2019 and 2018 consolidated financial statements to correct misstatements and a change to the method of accounting for the recognition and measurement of credit losses as of January 1, 2020 due to the adoption of ASU 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments. Dallas, Texas July 29, 2021 KPMG LLP Suite 1400 2323 Ross Avenue Dallas, TX 75201-2721 KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.